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                                                                   Exhibit 15.01
September 8, 1999


Securities and Exchange Commission
Washington DC 20549


We are aware of the incorporation by reference in Post-Effective Amendment
No. 2 to Registration Statement No. 2-75618 on Form S-8 dated September 12, 1988, Post-Effective Amendment No. 3 to Registration Statement No. 2-70180 on Form S-8 dated April 8, 1983, Registration Statement No. 33-18565 on Form S-8 dated December 14, 1987, Registration Statement No. 333-13369 on Form S-8 dated October 3, 1996 and Registration Statement No. 333-45903 on Form S-8 dated February 10, 1998 of Volt Information Sciences, Inc. of our report dated August 25, 1999, relating to the unaudited condensed consolidated interim financial statements of Volt Information Sciences, Inc. which are included in its Form 10-Q for the quarter ended July 30, 1999.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                        Ernst & Young LLP



New York, New York